UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[   ]  Preliminary Proxy Statement

[   ]  Confidential, for Use of the Commission Only
       (as permitted by Rule 14a-6(e)(2))

[   ]  Definitive Proxy Statement

[   ]  Definitive Additional Materials

[ x ]  Soliciting Material Pursuant to Section 240.14a-12


                         SENTINEL GROUP FUNDS, INC.

Payment of Filing Fee (Check the appropriate box):

[ X ]  No fee required.

[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       1.) Title of each class of securities to which transaction applies:
       2.) Aggregate number of securities to which transaction applies:
       3.) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount which the filing fee is calculated and state how it was determined):
       4.) Proposed maximum aggregate value of transaction:
       5.) Total fee paid:
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[LOGO] Sentinel Funds
       Independent thinking
       since 1934
                                                        Adjourned Meeting Notice
--------------------------------------------------------------------------------

                                                               November 23, 2005

                           Sentinel Group Funds, Inc.
                         **IMPORTANT PROXY INFORMATION**
                            ADJOURNED MEETING NOTICE
                         SPECIAL MEETING OF SHAREHOLDERS
                 HAS BEEN ADJOURNED TO MONDAY, DECEMBER 5, 2005

     We are writing to inform you that the Special Meeting of Shareholders of Sentinel Group Funds, Inc. has been adjourned with respect to Proposal 2 (High Yield Bond and Small Company Funds only), Proposal 3 and Proposals 4a-4f (High Yield Bond, New York Tax-Free Income, Short Maturity Government, and Small Company Funds only) to December 5, 2005 at 11:00 p.m., Eastern Time in order to solicit additional votes. For more information about the proposals, please refer to the proxy materials, which were previously mailed to you. In order for your vote to be represented, we must receive your instructions on or before 11:00 p.m., Monday, December 5, 2005.

     We encourage you to utilize one of the following options today to record your voting instructions:

     1. By Internet: Visit https://vote.proxy-direct.com and follow the on-screen instructions.

     2. By Phone: To provide voting instructions by automated telephone, call 1-866-241-6192, available 24 hours a day, and follow the recorded instructions. If you would like to speak to a proxy agent, please call 1-866-270-1864. Representatives are available to take your voting instructions Monday through Friday between 9:00 a.m. to 9:00 p.m. and on Saturday from 11 a.m. to 5 p.m., Eastern Time.

     3. By Fax: Complete the enclosed proxy card and fax it to us toll-free at 1-888-796-9932.

If you prefer to vote by mail, please complete the proxy card and return it in the enclosed postage-paid envelope.

                 Remember, your vote counts. Please vote today.

     Your vote will help reduce the need for additional solicitation efforts or costly meeting adjournments.

     Thank you for your prompt attention to this matter.